Exhibit 10.44

FIRST AMENDMENT TO CREDIT AGREEMENT
FIRST AMENDMENT TO CREDIT AGREEMENT (hereinafter referred to as the “Amendment”) is dated as of March 5, 2013, by and among EXCO/HGI JV ASSETS, LLC, a Delaware limited liability company (“Borrower”), the other LOAN PARTIES party hereto, the LENDERS party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
WHEREAS, Borrower, the other Loan Parties, Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of February 14, 2013 (as the same may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, Administrative Agent, the Lenders, Borrower and the other Loan Parties desire to amend the Credit Agreement as provided herein upon the terms and conditions set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, the other Loan Parties, Administrative Agent and the Lenders hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.
1.1    Amended Definition. The following definition in Section 1.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be increased pursuant to Section 2.04 or reduced or terminated pursuant to Section 2.08. As of the First Amendment Effective Date, the Aggregate Maximum Credit Amounts of the Lenders is $470,000,000.
1.2    Additional Definition. The following definition shall be and it hereby is added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
“First Amendment Effective Date” means March 5, 2013.
1.3    Annex. Annex I to the Credit Agreement shall be and it hereby is amended and restated in its entirety and replaced with Annex I attached hereto.
SECTION 2.     Redetermined Borrowing Base. Pursuant to Section 2.09(b) of the Credit Agreement, Borrower has requested an Interim Redetermination of the Borrowing Base to increase the Borrowing Base as provided herein. This Amendment shall constitute notice of such Interim Redetermination pursuant to Section 2.09(d) of the Credit Agreement, and Administrative Agent, the Lenders, Borrower and the other Loan Parties hereby acknowledge that effective as of the First Amendment Effective Date, the Borrowing Base shall be increased to $470,000,000, and such redetermined Borrowing Base shall remain in effect until the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement.
SECTION 3.     Increase of Aggregate Maximum Credit Amounts. The Lenders have agreed among themselves to, among other things, permit one or more of the Lenders to increase their respective Maximum Credit Amount under the Credit Agreement (each, an “Increasing Lender”). Each of Administrative Agent and Borrower hereby consents to the increase in each Increasing Lender’s Maximum Credit Amount. On the date this Amendment becomes effective and after giving effect to such increase of the Aggregate Maximum Credit Amounts, the Maximum Credit Amount of each Lender shall be as set forth on Annex I of this Amendment. Each Lender hereby consents to the Maximum Credit Amounts set forth on Annex I of this Amendment. The increase in each Increasing Lender’s Maximum Credit Amount shall be deemed to have been consummated pursuant to the terms of the Lender Certificate attached as Exhibit H to the Credit Agreement as if such Increasing Lender had executed a Lender Certificate with respect to such increase. To the extent requested by any Lender and in accordance with Section 2.16 of the Credit Agreement, Borrower shall pay to such Lender, within the time period prescribed by Section 2.16 of the Credit Agreement, any amounts required to be paid by Borrower under Section 2.16 of the Credit Agreement in the event the payment of any principal of any Eurodollar Loan or the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto is required in connection with the increase contemplated by this Section 3.
SECTION 4.     Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment, the redetermination of the Borrowing Base contained in Section 2 of this Amendment, and the increase of the Aggregate Maximum Credit Amounts contained in Section 3 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 4.
4.1    Execution and Delivery. Each Loan Party, the Lenders and Administrative Agent shall have executed and delivered this Amendment.
4.2    Certificates. Administrative Agent shall have received such documents and certificates as Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, this Amendment or the transactions contemplated hereby, all in form and substance satisfactory to Administrative Agent and its counsel.
4.3    Fees. The Borrower, Administrative Agent and J.P. Morgan Securities LLC (“J.P. Morgan”) shall have executed and delivered a fee letter in connection with this Amendment, and Administrative Agent and J.P. Morgan shall have received the fees separately agreed upon in such fee letter.
4.4    BG Acquisition Certificate. Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower certifying (a) as to a true, correct, and complete copy of that certain Purchase and Sale Agreement, dated as of February 14, 2013 (the “BG Acquisition Agreement”), by and between BG US Production Company, LLC (“BG”) and EXCO Operating Company, LP (“EOC”), pursuant to which EOC has agreed to purchase from BG certain Oil and Gas Properties located in East Texas and North Louisiana (the “BG Acquisition”), (b) as to a true, correct and complete copy of that certain Assignment and Assumption Agreement, dated as of February 14, 2013 (the “BG Assignment”), by and between EOC, as assignor, and Borrower, as assignee, pursuant to which Borrower has acquired and assumed from EOC, all of EOC’s rights and obligations under the BG Acquisition Agreement, (c) that at the time of and immediately after giving effect to the BG Acquisition, no Default or Event of Default shall have occurred and be continuing, and (d) that the BG Acquisition has been consummated pursuant to and in accordance with the terms of the BG Acquisition Agreement and the BG Assignment.
4.5    No Default. No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment.
4.6    Other Documents. Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Administrative Agent.
SECTION 5.     Representations and Warranties of Loan Parties. To induce the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders as follows:
5.1    Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments contained herein, each representation and warranty of such Loan Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date hereof, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date.
5.2    Corporate Authority; No Conflicts. The execution, delivery and performance by such Loan Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Loan Party or result in the creation or imposition of any Lien upon any of the assets of such Loan Party except for Liens permitted under Section 6.02 of the Credit Agreement.
5.3    Enforceability. This Amendment has been duly executed and delivered by each Loan Party and constitutes the valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.
5.4    No Default. As of the date of this Amendment, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
5.5    Financial Covenant Compliance. As of the date of this Amendment, both before and immediately after giving effect to the increase of the Aggregate Maximum Credit Amounts contained in Section 3 of this Amendment and any Borrowing made on the date of this Amendment, Borrower is in pro forma compliance with the financial covenants set forth in Section 6.18 of the Credit Agreement as of the Effective Date, calculated as though the BG Acquisition and any Borrowing made in connection therewith had been made as of the Effective Date.
SECTION 6.     Miscellaneous.
6.1    Reaffirmation of Loan Documents and Liens. Except as amended and modified hereby, any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by each Loan Party. Each Loan Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Loan Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.
6.2    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
6.3    Legal Expenses. Each Loan Party hereby agrees to pay all reasonable fees and expenses of special counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
6.4    Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
6.5    Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
6.6    Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
6.7    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
6.8    Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.
6.9    Reference to and Effect on the Loan Documents.
(a)    This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.
BORROWER:
EXCO/HGI JV ASSETS, LLC

By: /s/ Richard L. Hodges
Name: Richard L. Hodges
Title: Vice President – Land

GENERAL PARTNER:
EXCO/HGI GP, LLC
By: /s/ Richard L. Hodges
Name: Richard L. Hodges
Title: Vice President – Land
LOAN GUARANTORS:
EXCO/HGI PRODUCTION PARTNERS, LP
By: EXCO/HGI GP, LLC, its sole general partner
By: /s/ Richard L. Hodges
Name: Richard L. Hodges
Title: Vice President – Land
VERNON GATHERING, LLC
By: /s/ Richard L. Hodges
Name: Richard L. Hodges
Title: Vice President – Land

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender
By: /s/ Robert L Mendoza
Name: Robert L Mendoza
Title: Authorized Officer
BANK OF AMERICA, N.A.,
as a Lender and as a Co-Syndication Agent
By: /s/ Sandra Serie
Name:    Sandra Serie
Title:    Vice President
DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender and as a Co-Syndication Agent
By:/s/ Calli S. Hayes
Name:    Calli S. Hayes
Title: Managing Director
By: /s/ Eric Pratt
Name:    Eric Pratt
Title:    Director

UBS LOAN FINANCE LLC,
as a Lender
By: /s/ Lana Gifas
Name:    Lana Gifas
Title: Director
By: /s/ Joselin Fernandes
Name:    Joselin Fernandez
Title: Associate Director

BMO HARRIS FINANCING, INC.,
as a Lender and as a Co-Documentation Agent
By: /s/ Kevin Utsey
Name:    Kevin Utsey
Title:    Director
BRANCH BANKING AND TRUST COMPANY, as a Lender
By: /s/ James Giordano
Name:    James Giordano
Title:    Vice President
FIFTH THIRD BANK, as a Lender
By: /s/ Richard Butler
Name:    Richard Butler
Title:    Senior Vice President

First Amendment to Credit Agreement – Page 1